                                                                    EXHIBIT 10.3

                    GREEN MOUNTAIN ENERGY RESOURCES L.L.C.

                            EMPLOYEE OWNERSHIP PLAN


     This Green Mountain Energy Resources L.L.C. Employee Ownership Plan (the "Plan") is established by Green Mountain Energy Resources L.L.C., a Delaware limited liability company (the "Company") as of August 25, 1997 for the potential benefit of each employee who is granted an option to acquire a Membership Interest in the Company and who has not heretofore entered into an agreement with the Company concerning an Interest Option as defined below (the "Employee").

     1. Grant of Interest Option. Pursuant to the Plan, the Company may grant to each designated Employee from the amount reserved for Operating Management Interest Options under Schedule III of the Operating Agreement of the Company dated as of August 6, 1997 (the "Operating Agreement"), upon and subject to the terms and conditions set forth below an option (the "Interest Option") to acquire from the Company all or any portion of an Interest described in a Letter of Grant at an exercise price ("Option Price") set forth in the Letter of Grant. The grant shall take place on the date the Interest Option is granted ("Date of Grant"). Initial awards under the Plan are described in Attachment A. Grants of Interest Options under the Plan made outside the scope of Attachment A shall be approved by the Management Committee. Any terms, when used in this Plan with initial capital letters but not defined herein have the same meanings as in the Operating Agreement.

     2. Time of Exercise. An Interest Option may be exercised, in whole or in part, according to the following schedule:
Percentage Exercisable    Vesting Schedule Dates
----------------------    ----------------------

20%                     On and after the Date of Grant
20%                     On and after the first anniversary of the Date of Grant
20%                     On and after the second anniversary of the Date of Grant
20%                     On and after the third anniversary of the Date of Grant
20%                     On and after the fourth anniversary of the Date of Grant

Upon exercise of all or any portion of an Interest Option, the employee will be required to execute and agree to the terms of the Operating Agreement in order to become a Member of the Company.

         Notwithstanding the foregoing schedule, in the event of a Change of Control or a threatened Change of Control, all of the unexercised portion of any Interest Option will become immediately exercisable, and the right of the Employee to exercise the Interest Option as to such unexercised portion will continue for the entire term described in Section 3 below, regardless of whether the Employee's employment with the Company terminates before the expiration of such term. Whether a Change of Control is threatened will be determined solely by the Management Committee.

         In addition, the dates set forth in the foregoing schedule shall be accelerated (with the next date to occur being first accelerated), and an Interest Option will become immediately exercisable, to the extent necessary, taking into account any portion of the Interest Option then exercisable and any Interest previously acquired upon the exercise of the Interest Option, to enable the Employee to exercise any applicable rights under Section 5.05 of the Operating Agreement.

         The unexercised portion of the Interest Option from one annual period may be carried over to a subsequent annual period or periods, and the right of the Employee to exercise the Interest Option as to such unexercised portion will continue for the entire term described in Section 3 below, subject to the provisions of Sections 9 and 10 below.

         All of the unexercised portion of the Interest Option will become immediately exercisable on the date six months after consummation of an Initial Public Offering, and the right of the Employee to exercise the Interest Option as to the unexercised portion shall continue for the balance of the term specified in Section 3 below subject to the provisions of Section 9 and 10 below.

         In no event may the Interest Option be exercised in whole or in part, however, after the expiration of such term.

     3. Term. The Interest Option will terminate on the fifth anniversary of the Date of Grant.

     4. Restrictions on Exercise. The Interest Option may not be exercised in whole or in part if any requisite registration with, clearance by, or consent, approval or authorization of, any governmental authority of any kind having jurisdiction over the exercise of the Interest Option, has not been obtained or secured.

     5. Manner of Exercise. The Interest Option may be exercised by written notice to the Company (on forms provided by the Company) of the Interest being purchased and the Option Price to be paid, accompanied by full payment of the Option Price in cash or by check acceptable to the Company. Any federal, state or local taxes required to be paid or withheld at the time of exercise will be paid or withheld by the Employee in full prior to any issuance of the Interest upon exercise.

     6. Transferability of Interest Options. Except as contemplated by Section 9, this Interest Option may not be assigned or transferred by the Employee either voluntarily or by operation of law, without the consent of the Company.

     7. Rights as Member. Neither the Employee nor any of the Employee's beneficiaries will be deemed to have any rights as a Member until exercise of this Interest Option and payment of the Option Price.

     8. Exercise in Part; Adjustments. The Interest Option shall be exercisable from time to time and in whole or in part, provided that any partial exercise shall be for an Interest having a purchase price of at least $1,000.00.

     The Exercise Price and the Interests purchasable upon exercise of the Interest Option shall be subject to adjustment, as determined in good faith by the Company, from time to time as set forth in this Section.

a. Creation of Interests. In the event that at any time or from time to time the Company shall create additional Interests, then the percentage Interest purchasable upon exercise of the Interest Option shall be adjusted appropriately to reflect the dilutive effect of the creation of the additional Interest.

b. Reorganization. If the Company shall consolidate or merge with or into another company or corporation, then the holder of the Interest Option shall have the right to receive upon exercise of the Interest Option such Interest and other assets, properties or securities which such holder would have been entitled to receive upon or as a result of such consolidation or merger had the Interest Option been exercised immediately prior to such event, at an Exercise Price adjusted proportionately.

c. Other Events. If any event occurs as to which the foregoing provisions of this Section are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Company, fairly and adequately protect the purchase rights of the Interest Option in accordance with the essential intent and principles of the provisions hereof, then the Company shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Company, to protect such purchase rights.

     9. Rights in Event of Death or Termination of Employment as a Result of Disability of Employee. If the Employee dies or terminates employment as a result of disability prior to termination of the Employee's rights to exercise the Interest Option, any unexercised portion of the Interest Option will become immediately exercisable and may be exercised, subject to all conditions of this Agreement, until the expiration of the term set forth in Section 3. In the event of the death of the Employee, the Interest Option may be exercised by the Employee's estate or a person who acquired the right to exercise the Interest Option as an heir, legatee, devisee or distributee or by reason of the death of the Employee; provided, however, that no such exercise shall be effective until the party exercising the Interest Option shall have delivered to the Company a counterpart signature page to the Operating Agreement. In the event of the death or disability of the Employee, the Interest Option and any Interest previously acquired upon the exercise thereof shall be subject to purchase by the Company at the Company's option, for a purchase price equal to the fair market value thereof, payable in cash. Any portion of the Employee's Interest Option not purchased shall continue to be exercisable for the balance of the term specified in Section 3. For purposes of this Interest Option, the Management Committee will have sole discretion to determine whether termination of a Employee's employment has occurred as a result of "disability" (as herein defined), and the term "disability" shall have the meaning specified by Company policy. In no event may the Interest Option be exercised after the expiration date set forth in Section 3. For purposes of the Plan, the term "fair market value" of an Interest or Interest Option shall mean a value determined by the Company's independent accountants as the price that would be paid and accepted by a willing buyer and a willing seller, respectively, each under no compulsion to purchase or sell, in an arm's-length purchase and sale transaction without regard to any minority interest's lack of control or similar discount.

     10. Rights in Event of Termination of Employment Other Than as a Result of Death or Disability. If the Employee ceases to be employed by the Company, other than as a result of death or disability, such Employee's rights in respect of the Interest Option and any Interest acquired upon the exercise thereof shall be as follows:

a. Termination for Cause. If a Employee's employment with the Company is terminated by the Company for any of the reasons set forth in the following sentence ("Cause"), the Interest Option shall thereupon terminate automatically, and any Interest previously acquired upon the exercise thereof shall be subject to purchase by the Company at the Company's option, for a purchase price equal to the lesser of the exercise price paid by the Employee to acquire such Interest and the fair market value of such Interest, payable in cash. Cause shall mean (1) breach of any confidentiality, non-competition, employment or other agreement between the Employee and the Company, (2) willful breach of any fiduciary duty, (3) commission of a felony involving fraud, personal dishonesty or moral turpitude, or (4) other misconduct or gross negligence that is conduct that is harmful to the Company's business interests.

b. Voluntary Termination. If an Employee terminates his or her employment voluntarily, the portion of the Interest Option not then exercisable shall terminate automatically, and the portion of the Interest Option then exercisable and any Interest previously acquired upon the exercise thereof shall be subject to purchase by the Company at the Company's option, for a purchase price equal to the fair market value thereof, payable in cash; provided, however, that for purposes of this Section 10.b., if an Employee terminates his or her employment prior to the first anniversary of the Date of Grant, no portion of the Interest Option shall be considered then exercisable, and any Interest previously acquired upon the exercise thereof shall be subject to purchase by the Company at the Company's option, for a purchase price equal to the lesser of the exercise price paid by the Employee to acquire such Interest and the fair market value of such Interest, payable in cash.

c. Termination Without Cause. If an Employee's employment with the Company is terminated by the Company other than for Cause, the portion of the Interest Option not then exercisable shall terminate automatically, and the portion of the Interest Option then exercisable and any Interest previously acquired upon the exercise thereof shall be subject to purchase by the Company at the Company's option for a purchase price equal to the fair market value thereof, payable in cash; provided, however, that for purposes of this Section 10.c., if an Employee's employment with the Company is terminated by the Company without cause prior to the first anniversary of the Date of Grant, the portion of the Interest that would have become exercisable on the first anniversary of the Date of Grant shall be considered then exercisable. Any portion of the Employee's Interest Option not forfeited or purchased shall continue to be exercisable for the balance of the term specified in Section 3.

d. Notices, etc. Any purchase right described in Section 9 or this Section 10 may be exercised by the Company by delivery of written notice thereof (the

"Option Notice") within 90 days of the effectiveness of such right (the "Option Exercise Period"). Any such right not duly exercised within the applicable Option Exercise Period shall thereafter terminate. The Option Notice shall state that the Company has elected to exercise such purchase right and the Interests with respect which the right is being exercised. The Company may assign its purchase rights (in whole or in part) to any third party, who shall to the extent of the assignment perform all obligations of the Company under this Section 10. Notwithstanding such assignment, the Company shall remain liable for all obligations of the Company under this Section 10.

e. Closing. The closing of any purchase and sale of Interests pursuant to the exercise of any right granted pursuant to Section 9 or this Section 10 shall take place at the principal office of the Company as soon as reasonably practicable and in no event later than 30 days after termination of the applicable Option Exercise Period, or at such other time and location as the parties to such purchase may mutually determine. In the event the price of any Interest to be purchased is specified to be fair market value, such fair market value shall be determined as of the date such right becomes effective. At the closing of any purchase and sale of Interests pursuant to this Section 10, the owner of the Interest to be sold shall deliver to the Company an instrument of assignment assigning the Interest to be purchased by the Company free and clear of any lien or encumbrance, and the Company shall pay to such holder the purchase price therefor by certified or bank check or wire transfer of immediately available funds. The delivery of such an instrument of assignment by any Person selling an Interest pursuant to Section 9 or this Section 10 shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Interest; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Interest as contemplated; and (iii) such Interest is free and clear of any and all liens or encumbrances.

f. Time Period. Any right of the Company to purchase any Interest or Interest Option which is only exercisable at fair market value shall expire upon consummation of an Initial Public Offering.

     11. Registration. Promptly after the consummation of an Initial Public Offering, the Company will take all reasonable steps to register the Interest Option, and the Interests issued or issuable upon exercise thereof, pursuant to the Securities Act of 1933, as amended (the "Securities Act").

     12. Interest Purchased for Investment. The Employee, by accepting the Interest Option, represents, warrants, covenants and agrees on behalf of the Employee and the Employee's heirs, legatees, devisees or distributees that the

Interest acquired upon the exercise of the Interest Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of the Interest Option, the person entitled to exercise the same will furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the Interest is being acquired in good faith for investment and not for resale or distribution. The Employee shall furnish or execute such documents as the Company in its discretion deems necessary to (a) evidence the exercise of the Interest Option, (b) determine whether registration is then required under the Securities Act, as then in effect, and (c) comply with or satisfy the requirements of the Securities Act, or any other federal, state or local law, as then in effect.

     13. Notices. Each notice relating to this Plan will be in writing and delivered in person or by certified mail to the proper address. Each notice will be deemed to have been given on the date it is received. Each notice to the Company will be addressed to it at its principal office, Box 2206, 25 Green Mountain Drive, South Burlington, Vermont 05402-2206, attention of the Secretary. Each notice to the Employee or other person or persons then entitled to exercise the Interest Option will be addressed to the Employee or such other person or persons at the Employee's address. Anyone to whom a notice may be given under this Plan may designate a new address by notice to that effect.

     14. Employment. This Plan does not confer upon the Employee any right to be employed or to continue in the employ of the Company, nor does it in any way interfere with the right of the Company to terminate the employment of the Employee at any time for any reason.

     15. No Obligation to Exercise Interest Option. This Plan does not impose any obligation upon the Employee to exercise the Interest Option.

     16. Amendments and Interpretations. The Company may amend or terminate this Plan without the consent of the Employee. The Company shall have the power to interpret the Plan, make determinations as to Employee eligibility and other matters, and take all other actions as are necessary for the appropriate implementation of the Plan.

     17. Governing Law. The Plan will be construed and enforced in accordance with and governed by the laws of Vermont, except as to matters of limited liability company law, which will be governed by the laws of the State of Delaware.

     18. Operating Agreement. The Plan and the rights of the Employee hereunder are subject to the provisions of the Operating Agreement. In the event of any inconsistency between the Plan and the Operating Agreement, the terms of the Operating Agreement shall prevail.

     IN WITNESS WHEREOF, Green Mountain Energy Resources L.L.C. has caused this instrument to be executed by its duly authorized officer this 25th day of August, 1997.

                                GREEN MOUNTAIN ENERGY RESOURCES L.L.C.



                                        By: /s/ Douglas G. Hyde
                                           -------------------------------------
                                           Douglas G. Hyde, President



Attest: /s/ Peter H. Zamore
       ----------------------------
    Peter H. Zamore, Secretary

                                 ATTACHMENT A


The President of the Company may designate employees to receive awards of Options to acquire Membership Interests in accordance with the following schedule by delivery of a Letter of Grant to Employees of the Company between August 25, 1997 and October 1, 1997.

The following amounts are subject to dilution as set forth in the Operating Agreement.

Band            Membership Interests            Price/.001%

C                        .06                    $450
D                        .03                    $450
E                        .01                    $450

Membership Interest amounts and the price, are subject to change for grants made after October 1, 1997.